UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 15, 2016, Par Pacific Holdings, Inc. (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into a Seventh Amendment, Consent and Waiver (the “Seventh Amendment”) to Delayed Draw Term Loan and Bridge Loan Credit Agreement (as amended from time to time, the “Credit Agreement”) with Jefferies Finance LLC, as administrative agent (the “Administrative Agent”), and the lenders party thereto from time to time, including WB Macau55 Ltd., Highbridge International, LLC and Highbridge Tactical Credit & Convertibles Master Fund, L.P. (collectively, the “Term Lenders”). Set forth below are certain of the material terms of the Seventh Amendment.

Lender Consent to Purchase Agreement and the Acquisition. Pursuant to the Seventh Amendment, the Term Lenders and the Administrative Agent consented to the execution by each of the Company and Par Wyoming, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Buyer”), of the Unit Purchase Agreement dated as of June 14, 2016 (the “Purchase Agreement”), among Buyer, Black Elk Refining, LLC, a Delaware limited liability (the “Seller”), and solely for the limited purposes set forth in the Purchase Agreement, the Company, the performance of their respective obligations thereunder and the consummation of the acquisition (the “Wyoming Refining Acquisition”) by the Buyer from the Seller of all of the issued and outstanding units representing the membership interests in Hermes Consolidated, LLC, a Delaware limited liability company doing business as Wyoming Refining Company (“Wyoming Refining Company”), and indirectly Wyoming Refining Company’s wholly owned subsidiary, Wyoming Pipeline Company LLC, a Wyoming limited liability company.

Amendments to Permit Certain Convertible Notes and Bridge Notes Issuances. Under the Seventh Amendment, the Credit Agreement was amended to permit (i) the issuance by the Company of up to $52.5 million aggregate principal amount of the Company’s unsecured 2.5% Convertible Subordinated Bridge Notes due 90 days following the issuance thereof (the “Bridge Notes”) and the Company’s unsecured Convertible Senior Notes due 2021 (the “Convertible Notes”) and (ii) the Company’s performance of its obligations under a note purchase agreement pursuant to which the Bridge Notes will be issued (the “Bridge Notes Purchase Agreement”) and the indenture pursuant to which the Convertible Notes will be issued (the “Convertible Notes Indenture”).

Required Prepayment. As a condition to the entry by the Term Lenders into the Seventh Amendment, the Company is required to make a $5.0 million prepayment (the “Prepayment”) under the Credit Agreement from the net cash proceeds of the Convertible Notes issuance. The Prepayment must be made not later than three business days following the receipt of such proceeds and does not include accrued and unpaid interest on the amount prepaid, with such interest payable in accordance with the Seventh Amendment.

Consent Fee. In consideration for the consent of the Term Lenders set forth in the Seventh Amendment, the Company will pay the Term Lenders, in cash, on or before the earlier of (x) July 1, 2016 and (y) the issuance of the Convertible Notes, a non-refundable consent fee in an aggregate amount equal to $2.5 million to be apportioned among the Term Lenders as set forth therein.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the Seventh Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Seventh Amendment is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure

On June 15, 2016, the Company issued a news release announcing that it intends to offer $100.0 million aggregate principal amount of Convertible Notes in a private placement (or up to $115.0 million aggregate principal amount of Convertible Notes if the purchasers exercise their option in full to purchase $15.0 million aggregate principal amount of additional Convertible Notes). A copy of the news release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Risks Related to the Wyoming Refining Acquisition

Set forth below are certain risk factors with respect to the Company’s pending Wyoming Refining Acquisition. As used in Item 8.01 of this Current Report on Form 8-K, the terms “we,” “us,” “our,” and the “Company” refer to Par Pacific Holdings, Inc. and its consolidated subsidiaries.

The pending Wyoming Refining Acquisition may not close as anticipated.

The Wyoming Refining Acquisition is expected to close in mid-July 2016, subject to certain customary closing conditions. If these conditions are not satisfied or waived, the Wyoming Refining Acquisition will not be consummated. Certain of the conditions that remain to be satisfied include, but are not limited to:

•	the continued accuracy of the representations and warranties contained in the Purchase Agreement;

•	the performance by each party of its obligations under the Purchase Agreement;

•	the absence of any decree, order, injunction, ruling or judgment that prohibits the Wyoming Refining Acquisition or makes the Wyoming Refining Acquisition unlawful;

•	the obtaining of certain third-party consents required for the consummation of the Wyoming Refining Acquisition;

•	the absence of a material adverse effect on the refinery operations and logistics assets to be acquired as a result of the Wyoming Refining Acquisition (the “Wyoming Refinery and Logistics Business”); and

•	the execution of certain agreements related to the consummation of the Wyoming Refining Acquisition.

In addition, we and the Seller can mutually agree to terminate the Purchase Agreement without completing the Wyoming Refining Acquisition. Further, we or the Seller can unilaterally terminate the Purchase Agreement without the other party’s agreement and without completing the Wyoming Refining Acquisition if, among other things:

•	consummation of the transactions contemplated by the Purchase Agreement would violate any nonappealable final order, decree or judgment of any governmental authority having competent jurisdiction; or

•	(i) there has been a breach by the other party of any covenant, representation or warranty contained in the Purchase Agreement (which has not been waived in writing by the non-breaching party), (ii) such violation or breach is not capable of being cured within 10 days after notice from the non-breaching party and (iii) such violation or breach would result in a failure of certain conditions set forth in the Purchase Agreement being satisfied by July 15, 2016.

Although in the event of a termination of the Purchase Agreement, neither we nor the Seller will be required to pay a termination fee, if a party terminates the Purchase Agreement because of a willful and knowing breach by the other party of any of its obligations, representations, warranties, agreements or covenants, the breaching party may be liable for any and all damages of the terminating party arising from such breach.

We cannot assure you that the pending Wyoming Refining Acquisition will close on our expected timeframe, or at all, or close without material adjustment. In addition, the closing of the Convertible Notes offering is not conditioned on, nor is it a condition to, the closing of the Wyoming Refining Acquisition.

We may fail to successfully integrate the Wyoming Refinery and Logistics Business with our existing business in a timely manner, which could have a material adverse effect on our business, financial condition, results of operations or cash flows, or fail to realize all of the expected benefits of the Wyoming Refining Acquisition, which could negatively impact our future results of operations.

Integration of the Wyoming Refinery and Logistics Business with our existing business will be a complex, time-consuming and costly process, particularly given that the Wyoming Refining Acquisition will significantly increase our size and diversify the geographic areas in which we operate. A failure to successfully integrate the Wyoming Refinery and Logistics Business with our existing business in a timely manner may have a material adverse effect on our business, financial condition, results of operations or cash flows. The difficulties of combining the Wyoming Refinery and Logistics Business include, among other things:

•	operating a larger combined organization and adding operations;

•	difficulties in the assimilation of the assets and operations of the Wyoming Refinery and Logistics Business;

•	customer or key employee loss from the Wyoming Refinery and Logistics Business;

•	the diversion of management’s attention from other business concerns;

•	integrating personnel from diverse business backgrounds and organizational cultures;

•	managing relationships with new customers and suppliers for whom we have not previously provided products or services;

•	maintaining an effective system of internal controls related to the Wyoming Refinery and Logistics Business and integrating internal controls, compliance under the Sarbanes-Oxley Act of 2002 and other regulatory compliance and corporate governance matters;

•	an inability to complete other internal growth projects and/or acquisitions;

•	difficulties integrating new technology systems that we have not historically used in our operations or financial reporting;

•	an increase in our indebtedness;

•	potential environmental or regulatory compliance matters or liabilities and title issues, including certain liabilities arising from the operation of the Wyoming Refinery and Logistics Business before the Wyoming Refining Acquisition;

•	coordinating geographically disparate organizations, systems and facilities; and

•	coordinating and consolidating corporate and administrative functions.

If we consummate the Wyoming Refining Acquisition and if any of these risks or unanticipated liabilities or costs were to materialize, then any desired benefits of the Wyoming Refinery and Logistics Business may not be fully realized, if at all, and our future results of operations could be negatively impacted. In addition, the Wyoming Refinery and Logistics Business may actually perform at levels below the forecasts we used to evaluate the Wyoming Refinery and Logistics Business, due to factors that are beyond our control, such as competition in the Wyoming Refining Company’s region, market demand for the products the Wyoming Refining Company produces and regulatory requirements for maintenance and improvement projects at the Wyoming Refining Company. If the Wyoming Refinery and Logistics Business performs at levels below the forecasts we used to evaluate the Wyoming Refining Acquisition, then our future results of operations could be negatively impacted.

The Wyoming Refining Acquisition, if completed, may prove to be worth less than we paid because of uncertainties in evaluating potential liabilities.

Our recent growth is due in large part to acquisitions, such as the acquisitions of Texadian Energy, Inc., Par Hawaii Refining, LLC and Mid Pac Petroleum, LLC and, if completed, the Wyoming Refining Acquisition. We expect acquisitions to be instrumental to our future growth. Successful acquisitions require an assessment of a number of factors, including estimates of potential unknown and contingent liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with our assessments, we perform due diligence reviews of acquired companies and their businesses that we believe are generally consistent with industry practices. However, such reviews will not reveal all existing or potential problems. In addition, our reviews may not permit us to become sufficiently familiar with potential environmental problems or other contingent and unknown liabilities that may exist or arise. We conducted due diligence in connection with the Wyoming Refining Acquisition prior to signing the Purchase Agreement and are continuing to conduct due diligence during the period between the signing and closing of the acquisition. Certain due diligence related to competitive factors will not be known until the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”). As a result, there may be unknown and contingent liabilities related to Wyoming Refining Company and its business of which we are unaware. We could be liable for unknown obligations relating to the Wyoming Refining Acquisition, if completed, for which indemnification is not available, which could materially adversely affect our business, results of operations and cash flow.

Obtaining required regulatory approvals may prevent or delay completion of the Wyoming Refining Acquisition or reduce the anticipated benefits of the Wyoming Refining Acquisition or may require changes to the structure or terms of the Wyoming Refining Acquisition.

Completion of the Wyoming Refining Acquisition is conditioned upon, among other things, the expiration or termination of the applicable waiting period, including any extension thereof, under HSR. The time it takes to obtain these approvals may delay the completion of the Wyoming Refining Acquisition. Further, regulatory authorities may place certain conditions on their approval of the transaction. Satisfying these conditions may also delay the completion of the transaction and/or may reduce the anticipated benefits of the Wyoming Refining Acquisition, which could have a material adverse effect on our business and cash flows, financial condition and results of operations. Additionally, at any time before or after the transaction is completed, the Antitrust Division of the Department of Justice, the Federal Trade Commission or U.S. state attorneys general could take action under the antitrust laws in opposition to the transaction, including seeking to enjoin completion of the transaction, condition completion of the transaction upon the divestiture of certain assets or impose restrictions on the post-closing operations. Any of these requirements or restrictions may prevent or delay completion of the Wyoming Refining Acquisition or may reduce the anticipated benefits of the Wyoming Refining Acquisition, which could also have a material adverse effect on our business and cash flows, financial condition and results of operations.

Financing the Wyoming Refining Acquisition will substantially increase our outstanding indebtedness.

We intend to fund the Wyoming Refining Acquisition with net proceeds from this offering of the Convertible Notes, net proceeds from an anticipated subscription rights offering of up to $50.0 million, a new $65.0 million term loan facility by the parent of Wyoming Refining Company, and cash on hand. The closing of the Convertible Notes offering is not conditioned on the closing of the Wyoming Refining Acquisition and the subscription rights offering. After giving effect to these transactions, including the payment of the Wyoming Refining Acquisition purchase price and related expenses, we expect the principal amount of our outstanding indebtedness to increase from $167.4 million as of March 31, 2016 to approximately $385.4 million. This increase in our indebtedness may reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditure or working capital needs because we will require additional funds to service our outstanding indebtedness and may not be able to obtain additional financing.

Flaws in our ongoing due diligence in connection with the Wyoming Refining Acquisition could have a significant negative effect on our financial condition and results of operations.

We conducted limited due diligence in connection with the Wyoming Refining Acquisition prior to signing the Purchase Agreement and are continuing to conduct due diligence during the period between the signing and closing of the acquisition. Certain due diligence related to competitive factors will not be known until the HSR review is completed. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process and the fact that such efforts do not always lead to a consummated transaction. Diligence may not reveal all material issues that may affect a particular entity. In addition, factors outside the control of the entity and outside of our control may later arise. If, during the diligence process, we fail to identify issues specific to an entity or the environment in which the entity operates, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in other reporting losses. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may become subject if we obtain debt financing. We cannot assure you that we will not have to take write-downs or write-offs in connection with the acquisitions of certain of the assets and assumption of certain liabilities of Wyoming Refining Company, which could have a negative effect on our financial condition and results of operation following closing.

In connection with the Wyoming Refining Acquisition, we will be required to undertake significant remediation and other corrective actions with respect to certain environmental matters.

In connection with the Wyoming Refining Acquisition, there are several environmental issues that will require us to undertake significant remediation efforts and other corrective actions. The refinery in Newcastle, Wyoming (the “Newcastle Refinery”) owned by Wyoming Refining Company, is subject to a number of consent decrees, orders, and settlement agreements involving the U.S. Environmental Protection Agency and/or the Wyoming Department of Environmental Quality, some of which date back to the late 1970s and several of which remain in effect, requiring further actions at the Newcastle Refinery.

As is typical of older small refineries like the Newcastle Refinery, the largest cost component arising from these various decrees relates to the investigation, monitoring, and remediation of soil, groundwater, surface water, and sediment contamination associated with the facility’s historic operations. Investigative work by Wyoming Refining Company and negotiations with the relevant agencies as to remedial approaches remain ongoing on a number of aspects of the contamination, meaning that investigation, monitoring, and remediation costs are not reasonably estimable for some elements of these efforts. Based on current information, however, preliminary estimates we have received for the well-understood components of these efforts suggest total response costs of approximately $22.5 million, approximately one-third of we except to incur in the next five years, with the remainder being incurred over approximately 30 years. We have the right to seek indemnification from the Seller under the Purchase Agreement for breaches of representations and warranties related to environmental matters, subject to the limitations on indemnification provided therein.

Additionally, we believe the Newcastle Refinery will need to modify or close a series of wastewater impoundments in the next several years and to replace those impoundments with a new wastewater treatment system. Based on preliminary information, reasonable estimates we have received suggest costs of approximately $2.1 million to modify or close the existing wastewater treatment ponds and approximately $11.6 million to design and construct a new wastewater treatment system.

Finally, among the various historic consent decrees, orders, and settlement agreements into which the Newcastle Refinery has entered, there are several penalty orders associated with exceedances of permitted limits by the Newcastle Refinery’s wastewater discharges. Although the frequency of these exceedances appears to be declining over time, we may become subject to new penalty enforcement action in the next several years, which could involve penalties in excess of $100,000. Moreover, in addition to the issues associated with the Newcastle Refinery, certain product pipeline assets are being acquired in the Wyoming Refining Acquisition. The Pipeline and Hazardous Materials Administration (“PHMSA”) recently conducted an integrated inspection of the products pipeline with additional follow-up regarding integrity management planning and general operations and maintenance. Based on preliminary discussions with PHMSA following this inspection, the Newcastle Refinery anticipates a civil penalty in excess of $100,000. In connection with our acquisition of, and commencement of operations at, the Newcastle Refinery, findings of a past failure to comply with applicable environmental or pipeline safety laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties that could be in excess of $100,000, the imposition of investigatory, remedial or corrective actions and the issuance of orders enjoining future operations or imposing additional compliance requirements on such operations.

We may not consummate the Wyoming Refining Acquisition, and the Convertible Notes offering is not conditioned on the consummation of the Wyoming Refining Acquisition.

We intend to use the net proceeds from the Convertible Notes, along with the net proceeds from the subscription rights offering, to fund a portion of the Wyoming Refining Acquisition. However, we may not consummate the Wyoming Refining Acquisition, which is subject to the satisfaction of customary closing conditions. There can be no assurance that such conditions will be satisfied or that the Wyoming Refining Acquisition will be consummated. Further, we may not consummate the subscription rights offering, which is subject to market conditions and other factors.

If the Wyoming Refining Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds of the Convertible Notes and could apply the proceeds in ways that our stockholders may not approve. In addition, if the subscription rights offering is not consummated, our management will have broad discretion in the source of funds for the Wyoming Refining Acquisition, and could draw upon such other sources of funds in ways that our stockholders may not approve. In either event, the market price of our common stock could be adversely affected.

The volatility of crude oil prices and refined product prices and changes in the demand for such products, may have a material adverse effect on our business, financial condition, results of operations or cash flows.

Expected earnings and cash flows from the Wyoming Refining Acquisition depend on a number of factors, including to a large extent the cost of crude oil and other refinery feedstocks which has fluctuated significantly in recent years. While prices for refined products are influenced by the price of crude oil, the constantly changing margin between the price we pay for crude oil and other refinery feedstocks and the prices we receive for refined products (“crack spread”) also fluctuates significantly. These prices we pay and prices we receive depend on numerous factors beyond our control, including the global supply and demand for crude oil, gasoline and other refined products, which are subject to, among other things:

•	changes in the global economy and the level of foreign and domestic production of crude oil and refined products;

•	availability of crude oil and refined products and the infrastructure to transport crude oil and refined products;

•	local factors, including market conditions, the level of operations of other refineries in our markets and the volume and price of refined products imported;

•	threatened or actual terrorist incidents, acts of war and other global political conditions;

•	government regulations; and

•	weather conditions, hurricanes or other natural disasters.

In addition, we purchase our refinery feedstocks before manufacturing and selling the refined products. Price level changes during the period between purchasing feedstocks and selling the manufactured refined products from these feedstocks could have a significant impact on our financial results. We also purchase refined products manufactured by others for sale to our customers. Price level changes during the periods between purchasing and selling these refined products could also have a material adverse effect on our business, financial condition, results of operations or cash flows.

The Wyoming Refining Company is particularly vulnerable to disruptions to our refining operations because is refining operations are concentrated in one facility, which is scheduled for a maintenance turnaround during 2019 and 2020 that will involve significant expenditures.

Because all of the Wyoming Refining Company’s refining operations are concentrated in the Newcastle Refinery, a significant disruption at the Newcastle facility could have a material adverse effect on our business, financial condition or results of operations.

The Wyoming Refining Company expects to perform a significant maintenance turnaround at the Newcastle Refinery during 2019 and 2020, which will involve anticipated expenditures of $30 to $31 million each year. All or a portion of its refinery’s production may be halted or disrupted during the turnaround and the turnaround, if unsuccessful or delayed, could have a material adverse effect on our business, financial condition or results of operations.

In addition, the Newcastle Refinery may require additional unscheduled down time for unanticipated maintenance or repairs that are more frequent than our scheduled turnarounds. Refinery operations may also be disrupted by external factors such as a suspension of feedstock deliveries or an interruption of electricity, natural gas, water treatment or other utilities. Other potentially disruptive factors include natural disasters, severe weather conditions, workplace or environmental accidents, interruptions of supply, work stoppages, losses of permits or authorizations or acts of terrorism. Disruptions to our refining operations could reduce our revenues during the period of time that our processing units are not operating.

The operating results for Wyoming Refining Company, including the products it refines and distributes are seasonal and generally lower in the first and fourth quarters of the year.

The operating results for Wyoming Refining Company, including the products it refines and sells can be seasonal. Demand for gasoline is generally higher during the summer months than during the winter months due to seasonal increases in highway traffic. Wyoming Refining Company’s operating results for the first and fourth calendar quarters may be lower than those for the second and third calendar quarters of each year as a result of this seasonality.

We could be held responsible in the future for decommissioning liabilities for offshore interests we no longer own.

Under state and federal law, oil and gas companies are obligated to plug and abandon (“P&A”) a well and restore the lease to pre-operating conditions after operations cease. U.S. state and federal regulations allow the government to call upon predecessors in interest of oil and gas leases to pay for P&A, restoration and decommissioning obligations if the current operator fails to fulfill those obligations, the costs of which could be significant. On March 23, 2016, we assigned our interests in the Point Arguello Unit offshore California to Whiting Oil and Gas Corporation; however, as a former record title holder, the federal Bureau of Ocean Energy Management could call upon us to fulfill the P&A obligations related to these divested assets if the then current lessee of those assets are unable to fulfill their obligations.

Renewable fuels mandates may reduce demand for the petroleum fuels we produce, which could have a material adverse effect on our business results of operations and financial condition and the Wyoming Refining Acquisition.

The EPA has issued Renewable Fuel Standard (“RFS”) mandates, requiring refiners such as us to blend renewable fuels into the petroleum fuels they produce and sell in the U.S. We, and other refiners subject to RFS, may meet the RFS requirements by blending the necessary volumes of renewable fuels produced by us or purchased from third parties. To the extent that refiners will not or cannot blend renewable fuels into the products they produce in the quantities required to satisfy their obligations under the RFS program, those refiners must purchase renewable credits, referred to as renewable identification numbers (“RINs”), to maintain compliance. To the extent that we exceed the minimum volumetric requirements for blending of renewable fuels, we generate our own RINs for which we have the option of retaining the RINs for current or future RFS compliance or selling those RINs on the open market.

Under the RFS program, the volume of renewable fuels that obligated parties are required to blend into their finished petroleum fuels increases annually over time until 2022. Our refinery is subject to compliance with the RFS mandates. On November 30, 2015, the EPA issued final volume mandates for the years 2014 through 2016, which are generally lower than the corresponding statutory mandates for those years.

Existing laws, regulations or regulatory initiatives could change and, notwithstanding that the EPA’s proposed volume mandates for 2014 through 2016 are generally lower than the corresponding statutory mandate for those years, the final minimum volumes of renewable fuels that must be blended with refined petroleum fuels could increase in the future. Despite a decline in RINs prices from relatively higher levels observed during mid-2013, we cannot currently predict the future prices of RINs and, thus, the expenses related to acquiring RINs in the future could increase relative to the cost in prior years. During 2015, we paid $6.3 million for RINs and expect to pay approximately the same amount in 2016. Any increase in the final minimum volumes of renewable fuels that must be blended with refined petroleum fuels, and/or any increase in the cost to acquire RINs has the potential to result in significant costs in connection with RINs compliance for 2016 and future years, which costs could be material and may have a material adverse impact on our business, financial condition, and results of operations. Finally, while there is no current regulatory standard that authenticates RINs that may be purchased on the open market from third parties, we believe that the RINs we purchase are from reputable sources, are valid and serve to demonstrate compliance with applicable RFS requirements.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

10.1	Seventh Amendment, Consent and Waiver to Delayed Draw Term Loan and Bridge Credit Agreement, dated as of June 15, 2016.

99.1	News Release dated June 15, 2016, announcing the Convertible Notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: June 15, 2016	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel